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                                  EXHIBIT 99.4

                     PRESS RELEASE DATED SEPTEMBER 14, 1998

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                                                   INVESTOR CONTACT:         Suzanne DuLong
                                                                             (888) 243-6223
                                                                             email: ir@CIENA.com

                                                   PRESS CONTACT:            Denny Bilter
                                                                             (410) 865-8677
                                                                             email: dbilter@ciena.com
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                             FOR IMMEDIATE RELEASE

             CIENA BOLSTERS STRATEGY, MARKETING AND SALES FUNCTIONS

                 LINTHICUM, MD - SEPTEMBER 14, 1998 - CIENA Corporation (NASDAQ: CIEN) today announced that it has created a new strategy and marketing organization and realigned its sales organization to better address the rapidly evolving optical networking market opportunity and the company's growing customer base.

                 Steve Chaddick, formerly CIENA's Senior Vice President of Products and Technologies will become Senior Vice President, Strategy and Corporate Development, responsible for creating CIENA's marketing programs and strategic vision and for building corporate alliances. He will report to President and Chief Executive Officer, Patrick Nettles. Jesus Leon, currently Vice President, Product Development, will assume Chaddick's previous responsibilities. Daniel McCurdy, formerly Vice President, Corporate Development, will become CIENA's Vice President, Marketing and Strategic Transactions, reporting to Chaddick. CIENA's marketing communications functions also will report to McCurdy.

                 "In our early stages, CIENA effectively mixed the functions of sales and marketing," said Nettles. "As we've grown and as competition has become more vocal, it has become clear that we need to devote dedicated efforts solely toward defining, articulating and executing our strategic vision."

                 Nettles continued, "Steve Chaddick has been instrumental in shaping CIENA's product direction and we are pleased he has agreed to drive
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efforts in a formal capacity. We also are pleased that Dan McCurdy has agreed to expand his responsibilities, making use of his extensive marketing experience."

Huang, previously CIENA's Senior Vice President, Sales and Marketing will become Senior Vice President, Strategic Account Sales reporting to Nettles. Gary B. Smith, formerly Vice President, International Sales will assume responsibility for all other worldwide sales, also reporting to Nettles.

                                     (more)

"In the last year CIENA has grown its customer base from just two to more than thirteen customers and Larry Huang has been a driving force behind that successful customer diversification," commented Nettles. "As long as CIENA remains dependent on a few key customers, however, strategic account management is critical. In his new capacity, Larry will be able to apply his energies specifically to CIENA's key customers."

                 Said Nettles of Smith, "Since joining CIENA in November 1997, Gary Smith has significantly increased CIENA's presence in emerging international markets growing the international contribution to revenue from less than 10 percent to approximately 25 percent in the most recent quarter. We expect he will have the same kind of success leading our efforts to expand CIENA's customer base in his new capacity as Vice President, Global Sales."

"CIENA is a young company that has been forced to grow up quickly," concluded Nettles. "We believe these changes in the organization of our senior management will enable us to more effectively grow our business to the next level."

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ABOUT CIENA
                 Based in Linthicum, Maryland, CIENA Corporation is a worldwide market leader of open architecture, dense wavelength division multiplexing
(DWDM) systems for long-distance and local exchange carriers. CIENA's DWDM solutions include the MultiWave(R) 1600 long-haul transport system, WaveWatcher(R) network management software, the MultiWave Optical Add/Drop Multiplexer, the MultiWave Sentry(TM) enhanced long-distance transport system and the new MultiWave(R) Firefly and MultiWave Metro(TM) short-haul systems. Through its Alta subsidiary, based in Norcross, GA, CIENA provides a range of engineering, furnishing and installation (EF&I) services for telecommunications service providers in the areas of transport, switching and wireless communications. Additional information about CIENA can be found on its World Wide Website: http://www.ciena.com.